EXHIBIT 16

Lord Abbett Investment Trust Balanced Series
Post Effective Amendment No. 9

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions:


                                          PERIOD ENDING NOVEMBER 30, 1996

         P = (1 + T)N = ERV

         1 YEAR                                          LIFE OF FUND *

         $1074                                              $1296

         P=1,000                                             P = 1,000

         N = 1                                               N = 1.93

         ERV= 1074                                           ERV = 1296


               T - Average annual total return



 1,000 (1 + T)1  =1074                 1,000 (1 + T)1.93  =      1296

(1 + T) = (1074)1                         (1 + T)1.93 = 1296
          ------                                        ----
           1000                                        1000


1 + T =  (1074) -1                         1 + T = (1296).5181
        -------                                     -----
         (1000                                     (1000)

T       =  (1074) -1                    T       =  (1296).5181 -1
           -------                                 ------
           (1000)                                     (1000)

T       =     7.40%                      T       =     14.38%



* The Trust's Balanced Series commenced operations on 12/27/94.



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Lord Abbett Investment Trust U. S. Government Securities Series
Post Effective Amendment No. 9 on form N-1A


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                         PERIOD ENDING NOVEMBER 30, 1996

         P = (1 + T)N = ERV,

     1 YEAR                        5 YEAR                     10 YEAR
     ------                        ------                     -------

     $993                          $1321                      $2002

    P = 1,000                     P = 1,000                   P = 1,000

     N = 1                        N= 5                          N = 10

    ERV = 993                    ERV= 1321                   ERV = 2002

                         T = Average annual total return


1,000 (1 + T)1  = 993        1,000 (1 + T)5  = 1321     1,000 (1 + T)10  =  2002

(1 + T)1  =  993            (1 + T)5         = 1321          (1 + T)10  = 2002
                                               ----                       ----
                                               1,000                     000

1 + T  =   ( 993)  1         (1 + T)      =   (1321).2        (1 + T) = (2002).1
          ---------                          -------                    -----
           (1,000)                            (1,000)                  (1,000)

T    =     ( 993)   1 -1        T          =   (1321) .2-1    T  =  (2002) .1 -1
         -----------                          -------              -------
           (1,000)                             (1,000)              (1,000)

T    =  -0.70%                     T          =   5.73%              =   7.19%







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Lord Abbett Investment Trust Limited Duration U. S. Government Series
Post Effective Amendment No. 9 on form N-1A


Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions.


                                          PERIOD ENDING NOVEMBER 30, 1996

         P = (1 + T)N = ERV

         1 YEAR                                                  LIFE OF FUND*

         $998                                                       $1056

         P = 1,000                                                P = 1,000

         N = 1                                                   N = 3.08

         ERV =998                                                ERV = 1056

                         T = Average annual total return


1,000 (1 + T)1  =998                    1,000 (1 + T).308     =  1056

(1 + T)1  =998                     (1 + T).308               =   (1056).325
                                                                 ------
                                                                         (1,000)

1 + T  =   (998)1                     (1 + T)                =  (1056).325
           -----                                                ------
           (1,000)                                              (1,000)

T    =       (998)1 -1              T                       =  (1056).325 -1
            (1,000)                                             (1,000)

T    =      -0.20%                  T                           =  1.79%


* The Trust's Limited Duration Series commenced operations on 11/4/93.




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Calculation of yield appearing in the Statement of additional Information for
 Lord Abbett Investment Trust (Balanced Fund), Post Effect Amendment No. 9 of Form N-1A.



                                  YIELD FORMULA

                                         For the 30 Days
                                     ENDED NOVEMBER 30, 1996

                        YIELD = 2[(A-B + 1)6 -1] = 2.42%
                                            cd

Where:     a  =     Fund dividends and interest earned during the period  in the amount of $28,122

          b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $6,588

           c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                           810,516

           d  =     the maximum offering price per Fund share on the last day of the period was $12.40




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Calculation of yield appearing in the Statement of Additional Information for
 Lord Abbett Investment Trust U. S. Government Securities Series,
Post Effective Amendment No. 9


                                  YIELD FORMULA

                                         For the 30 Days
                                     ENDED NOVEMBER 30, 1996

                        YIELD = 2[(A-B + 1)6 -1] = 4.24%
                                            cd

Where:   a  =     Fund dividends and interest earned during the period  in the amount of $11,695,177

        b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $1,806,460

         c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                           1,008,655,426

         d  =     the maximum offering price per Fund share on the last day of the period was $2.76

Calculation of yield appearing in the Statement of Additional Information for Lord Abbett Investment Trust Limited Duration U. S. Government,
Post Effective Amendment No. 9


                                  YIELD FORMULA

                                         For the 30 Days
                                     ENDED NOVEMBER 30, 1996

                           YIELD = 2[(A-B + 1)6 -1]  =   2.18%
                                            cd

Where:    a  =     Fund dividends and interest earned during the period  in the amount of $17,113

          b  =     Fund expenses accrued for the period (net of reimbursements)
                           in the amount of $5,523

          c  =     the average daily number of Fund shares outstanding during the period that were entitled to receive dividends were
                           1,116,748

          d  =     the maximum offering price per Fund share on the last day of the period was $4.56



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